UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2014

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34733 (Commission File Number)	27-1855740 (IRS Employer Identification No.)

170 Radnor Chester Road, Suite 150
Radnor, PA 19087
(Address of principal executive office) (Zip Code)

(484) 367-7432
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)   Election of a Director.

On July 30, 2014, the board of directors (the “Board”) of Niska Gas Storage Partners LLC (the “Company”) appointed Olivia C. Wassenaar to serve as a director of the Company.  Ms. Wassenaar, age 34, will also serve as a member of the Board’s finance committee.  There is no arrangement or understanding between Ms. Wassenaar and any other person(s) pursuant to which she was selected to be a director of the Company.  There are no relationships between Ms. Wassenaar and the Company or any of its subsidiaries or affiliates that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Ms. Wassenaar joined Riverstone Holdings LLC in 2008 as a Vice President, was promoted to a Principal in 2010, and has served as a Managing Director since 2014. In this capacity, she invests in and monitors investments in the midstream and exploration and production sectors of the energy industry. Ms. Wassenaar also serves on the board of directors of Eagle Energy Exploration LLC, Northern Blizzard Resources Inc., Talos Energy LLC, and USA Compression Partners, LP (NYSE: USAC). Prior to joining Riverstone, Ms. Wassenaar was an Associate with Goldman, Sachs & Co. in the Global Natural Resources investment banking group. Ms. Wassenaar received her A.B., magna cum laude, from Harvard College and earned an M.B.A. from the Wharton School of the University of Pennsylvania.

Ms. Wassenaar will not receive any compensation from the Company or any of its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: August 5, 2014	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel and
Corporate Secretary